                                                                   EXHIBIT 10.18

                    DEPOSITORY AGREEMENT FOR PURCHASE OPTION

     THIS DEPOSITORY AGREEMENT FOR PURCHASE OPTION (this "AGREEMENT") is entered into as of the 1st day of December, 2000, by and between Grant Geophysical, Corp., a Texas corporation, with its mailing address at 16850 Park Row, Houston, Texas 77084, ("GRANT"), and Elliott Associates, L.P., a Delaware limited partnership, with its mailing address at 712 Fifth Avenue, New York, New York, 10019 ("ELLIOTT").

                                   WITNESSETH

     In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Option to Purchase Working Interest.

        (a) Purchase Option. Grant hereby grants to Elliott the exclusive option (the "Option") to purchase on or before January 31, 2001 all of Grant's right, title and interest, consisting of, among other things, a 33.333333% undivided working interest, in and to the mineral leases constituting the LaFite Project area in Brazoria County Texas, together with all of Grant's right, title and interest in and to any geophysical and geological data related thereto (the "Interest").

        (b) Purchase Price. The exercise price of the Option shall be the sum of $1,000,000, payable in the manner set forth in Section 1(c).

        (c) Refundable Deposit.

            (i) Concurrent with the execution hereof, Elliott shall place on deposit with Grant a $1,000,000 refundable deposit (the "Deposit").

            (ii) Elliott may exercise the Option without payment of further consideration by giving Grant written notice of exercise that includes the date on or before January 31, 2001 upon which the purchase of the Interest shall close. On the closing date (A) Grant shall deliver to Elliott an assignment, bill of sale and conveyance in a form acceptable to Elliott and such other documents as may be necessary to convey title to the Interest and (B) upon such delivery the Deposit shall become Grant's property.

            (iii) Between the date hereof and January 31, 2001, if Grant elects to sell the Interest to a third party before Elliott exercises the Option, the Option shall be cancelled. In such event, Grant shall give Elliott written notice of such election and refund the Deposit, together with a termination fee of $333.33 for each day beginning on the date hereof and ending on the day the refund and termination fee are paid.

            (iv) If (A) Elliott gives Grant written notice that it elects not to exercise the Option, or (B) the Option is not exercised on or before January 31, 2001, Grant shall refund the Deposit to Elliott no later than two business days after the earlier of receipt of such written notice from Elliott or January 31, 2001.

        (d) Title Warranty. Grant represents and warrants to Elliott that the Interest, when conveyed upon exercise of the Option by Elliott, shall be free and clear of any mortgages, deeds of trust, voluntary or contractual or statutory liens, pledges, security interests, charges, conditional sales or other title retention documents. Grant hereby covenants to bind itself, its successors and assigns to warrant and forever defend the title to the Interest granted, conveyed, assigned, and transferred unto Elliott, its successors and assigns, against the lawful claims and demands of every Person whomsoever claiming or to claim the same or any part thereof, by, through or under Grant.

     2. General Provisions.

        (a) Notices. All notices and communications required or permitted to be given hereunder shall be deemed to be properly delivered the earlier of the date when actually delivered or three days after being deposited in the U.S. mail as certified mail, return receipt requested, with adequate prepaid postage affixed thereto at the addresses provided above or such other address as a party hereto shall designate by giving the other party at lease fifteen days written notice thereof.

        (b) Successors and Assigns. All agreements and conditions between the parties hereto shall extend to and be binding upon their respective heirs, permitted successors and permitted assigns.

        (c) Headings. The headings of the articles and sections of this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

        (d) Unenforceable or Inapplicable Provisions. If any provision of this Agreement is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions shall be liberally construed in order to carry out the intent of this Agreement. The invalidity of any provision of this Agreement in any jurisdiction shall not affect the validity and enforceability of such provision in any other jurisdiction.

        (e) Counterparts. This Agreement may be executed in several original counterparts. Each counterpart shall be deemed to be an original for all purposes, and all counterparts shall together constitute but one and the same instrument.

        (f) References. References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, and other persons. As used in this Agreement, "Person" shall mean an individual, corporation, partnership, limited liability company, association, joint-stock company, trust or trustee thereof, estate of executor thereof, unincorporated organization, joint venture, court, government unit or any agency or subdivision thereof, or any other legally recognizable entity.

        (g) Choice of Law. This Agreement shall be construed under and governed by the laws of the State of New York without regard to the principles of conflicts of law.

        (h) Modifications. No modifications of this Agreement shall be effective unless reduced to writing and duly executed by the parties hereto. No course of dealing between the parties prior or subsequent to the date of this Agreement shall be construed to change, modify, amend, alter or waive the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


WITNESSES:                             GRANT GEOPHYSICAL, CORP.


                                       By:
-----------------------------              --------------------------------
                                       Name:
                                             ------------------------------
                                       Title:
                                              -----------------------------
-----------------------------



                                       ELLIOTT ASSOCIATES, L.P.
WITNESSES:


                                       By:
-----------------------------              --------------------------------
                                                     Paul Singer
                                                   General Partner


-----------------------------